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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           The Phoenix Companies, Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                                                               06-1599088
(State of incorporation or organization)                              (I.R.S. Employer Identification No.)


One American Row, Hartford, CT                                                          06102-5056
(Address of principal executive offices)                                                (Zip Code)



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this Form relates:
333-55268.

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                        Name of each exchange on which
      To be so registered                        each class is to be registered
      -------------------                        ------------------------------

Common Stock, $0.01 par value                        New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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Item 1.    Description of Registrant's Securities
           to be Registered
           ----------------

           Common Stock, $0.01 par value
           -----------------------------

           The description of the registrant's Common Stock is incorporated by reference to the information appearing under "Description of Capital Stock" in the registrant's preliminary prospectus which forms a part of the registrant's Registration Statement on Form S-1, filed February 9, 2001, as amended (File No. 333-55268) (the "Registration Statement").

Item 2.    Exhibits

      The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:

           1. Plan of Reorganization, as filed as Exhibit 2.1 to the Registration Statement

           2. Form of Amended and Restated Certificate of Incorporation of The Phoenix Companies, Inc., as filed as Exhibit 3.1 to the Registration Statement

           3.   Form of By-Laws of The Phoenix Companies, Inc., as filed as
                Exhibit 3.2 to the Registration Statement

           4. Form of Certificate for the Common Stock, par value $0.01 per share, as filed as Exhibit 4.1 to the Registration Statement

           5. Standstill Agreement, dated May 18, 2001, between The Phoenix Companies, Inc. and State Farm Mutual Automobile Insurance Company, as filed as Exhibit 4.2 to the Registration Statement

           6. Form of Shareholder's Agreement between The Phoenix Companies, Inc. and State Farm Mutual Automobile Insurance Company, as filed as Exhibit 4.3 to the Registration Statement


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                                   SIGNATURES


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:     May 29, 2001


                           THE PHOENIX COMPANIES, INC.



                           By:       /s/ David W. Searfoss
                              -------------------------------------------------
                              Name:  David W. Searfoss
                              Title: Executive Vice President and Chief
                                     Financial Officer


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